UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2025

APTOSE BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Canada	001-32001	98-1136802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

66 Wellington Street West, Suite 5300

TD Bank Tower, Box 48

Toronto, Ontario M5K 1E6

Canada

(Address of Principal Executive Offices) (Zip Code)

(647) 479-9828

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	APTO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Debt Conversion Agreement

As previously disclosed in the Aptose Biosciences Inc.’s (the “Company”) current report on Form 8-K filed August 30, 2024, the Company and Hanmi Pharmaceutical Co., Ltd. (“Hanmi”) entered into a facility agreement on August 27, 2024 (the “Facility Agreement”) whereby Hanmi agreed to loan certain amounts to the Company (the amounts loaned are referred to herein as the “Indebtedness Amount”). On March 18, 2025, the Company entered into a debt conversion and interest payment agreement (“Debt Conversion Agreement”) with Hanmi pursuant to which the Company and Hanmi agreed to convert $1,513,533.10 of the Indebtedness Amount, into 409,063 common shares (the “Conversion Shares”) at $3.70 per share which is the average closing price of the Company’s common shares on Nasdaq for the five trading days immediately prior to entering into the Debt Conversion Agreement which such price being equal to Nasdaq’s “Minimum Price” as defined in Nasdaq’s Listing Rule 5635(d). The Company and Hanmi agreed that without prejudice with respect to interest payments owed to Hanmi as set forth in the Facility Agreement for the period commencing on December 21, 2024 and ending on March 31, 2025 (the “Interest Payments”) that the Interest Payments may be made on before the final closing date of the Capital Raise (as defined in the Debt Conversion Agreement) and shall not be considered an event of default under the Facility Agreement is such interest payments are made no later than June 27, 2025. The Debt Conversion Agreement reiterated that failure to pay the Interest Payments would constitute an event of default under the Facility Agreement.

The Debt Conversion Agreement also provides that additional conversions of Indebtedness Amount will be available in Hanmi’s discretion after the completion of the Capital Raise subject to certain additional conditions, including, but not limited to, Hanmi’s ownership threshold not exceeding 19.99%.

Investor’s Rights Agreement

In connection with the Debt Conversion Agreement, the Company and Hanmi entered into a Second Amended and Restated Investor’s Rights Agreement (the “Investor Rights Agreement”), which amends and restates the Amended and Restated Investor’s Rights Agreement entered by the parties on January 25, 2024. The Investor Rights Agreement provides, among other things, that Hanmi shall benefit from Rule 144 of the U.S. Securities Act of 1933, as amended (“Rule 144”), such as receiving from the Company a written statement that it has complied with the requirements of Rule 144 and other such information that may be reasonably requested by Hanmi so that it may sell its securities pursuant to Rule 144 without registration. So long as Hanmi owns at least 10% of the Company’s issued and outstanding common shares, Hanmi will have the right to designate for employment one or more individuals that are legally able to work in the United States or Canada (each, an “Hanmi Nominee”) to a position or positions within the Company in applicable areas based on each Hanmi Nominee’s skills, education and experience. The parties agreed that the Hanmi Nominee shall be subject to the Company’s usual employment rules, practices, policies, evaluation procedures, as amended from time to time and the Company shall retain the right, in its sole discretion, to terminate such Hanmi Nominee’s appointment with the Company for violations of the Company’s employment rules, practices, policies and procedures. The parties also agreed that the Hanmi Nominee shall be entitled to salary, bonus, vacation, incentive payments and bonuses, expenses, allowances and any applicable benefits in amounts and to the extent consistent with employees of the Company serving or having recently served in a similar capacity with the Company with such amounts to be reimbursed to the Company by Hanmi. In the event that a visa or other permit is required to be obtained to permit the Hanmi Nominee to work in the United States or Canada the parties agreed that the Company would use its commercially reasonable efforts to assist the Hanmi Nominee with obtaining such visa or permit. The parties agreed that upon the nomination of the Hanmi Nominee that the parties would enter into a separate service agreement to outline the specific terms and conditions of the Hanmi Nominee’s appointment.

The Investor Rights Agreement also provides for customary demand and piggyback registration rights to Hanmi. Among other things, Hanmi is entitled to four (4) demand registrations where Hanmi can require the Company to register on a registration statement the common shares it has received in prior issuances, including pursuant to the Debt Conversion Agreement, and common shares issuable upon the exercise of the warrants under which Hanmi is entitled to purchase up to an additional 77,972 common shares. Hanmi was also granted piggyback registration rights where if the Company proposes to file a registration statement, Hanmi, at the Company’s own cost and expense can have such common shares included on that registration statement on the same term and conditions as any similar securities of the Company. Further, upon Hanmi’s request, the Company must provide inspection rights for Hanmi to access the Company’s books and records, and to the Company’s management to the extent that such access to management does not materially interfere with the operations of the Company.

The foregoing is only a summary of the Debt Conversion Agreement and Investor’s Rights Agreement, and does not purport to be complete descriptions. The summaries of the Debt Conversion Agreement and Investor’s Rights Agreement are qualified in their entirety by reference to the Debt Conversion Agreement and Investor’s Rights Agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2 respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth in Items 1.01 of this Current Report and the Exhibits attached to this Current Report are incorporated herein by reference into this Item 3.02. The issuance of the Conversion Shares to Hanmi was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1*	Debt Conversion and Interest Payment Agreement, dated March 18, 2025

10.2*	Second Amended and Restated Investor’s Rights Agreement, dated March 18, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aptose Biosciences Inc.

Date: March 24, 2025	By:	/s/ William G. Rice, Ph.D.
William G. Rice, Ph.D.
President and Chief Executive Officer